EXHIBIT 10.3

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TEAM HEALTH
1900 Winston Road, Suite 300
Knoxville, Tennessee 37919
P.O. Box 30698 Knoxville, Tennessee 37930
800.342.2898
865.693.1000
www.teamhealth.com

October 25, 2004

Attention: Daniel Carter

The Trust Company of Knoxville, Inc.

One Center Square

620 Market Street, Suite 300

Knoxville, TN 37902

Re: The Trust created under the Team Health, Inc. Equity Deferred Compensation Plan

Re: The Trust created under the Team Health, Inc. Non-Qualified Executive Retirement Plan Trust Agreement

Dear Mr. Carter:

Please be advised that effective December 3, 2004, Team Health, Inc. is requesting that you serve as the directed Trustee of the abovementioned Trusts. Pursuant to our discussions, this letter will serve as an acknowledgement of your acceptance as Trustee of said Trusts. Please have the acknowledgement below signed and returned to my office as quickly as possible. This letter acknowledges that Team Health, Inc. will indemnify The Trust Company of Knoxville, Inc. for any previous actions of the prior Trustee and/or Team Health, Inc. and will only hold The Trust Company responsible for all actions taken as directed Trustee occurring on and after the date of its acceptance of such Trustee position.

By signing below, The Trust Company of Knoxville, Inc. and Team Health, Inc. agree to the terms of this letter and the Trust attached hereto.

Sincerely,

/s/ Lisa Courtney
Lisa Courtney
Corporation VP, Human Resources

Acknowledgement of Acceptance

The Trust Company of Knoxville hereby accepts the

request to be the directed Trustee of the Trust created

under the Team Health, Inc. Non-Qualified Supplemental Executive Retirement Plan

and Equity Deferred Compensation Plan

By:	/s/ Daniel K. Carter	11/23/04
Its:	Vice President	Date

■ EMERGENCY MEDICINE	■ RADIOLOGY	■ ANESTHESIA	■ HOSPITALIST	■ CRITICAL CARE	■ PEDIATRICS

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TEAM HEALTH
1900 Winston Road, Suite 300
Knoxville, Tennessee 37919
P.O. Box 30698 Knoxville, Tennessee 37930
800.342.2898
865.693.1000
www.teamhealth.com

October 25, 2004

Attention: Dallas Osborne

Home Federal Bank of Tennessee

Knoxville, TN 37902

Re: The Trust created under the Team Health, Inc. Equity Deferred Compensation Plan

Re: The Trust created under the Team Health, Inc. Non-Qualified Executive Retirement Plan Trust Agreement

Dear Mr. Osborne:

You are currently serving as the Trustee of the abovementioned Trusts. Pursuant to our discussions, this letter will serve as an acknowledgement of your resignation as Trustee of said Trusts, effective December 3, 2004. Please have the acknowledgement below signed and returned to my office as quickly as possible.

If you have any questions, please feel free to call. I greatly appreciate your cooperation on this matter.

Sincerely,

/s/ Lisa Courtney
Lisa Courtney
Corporate VP, Human Resources

Acknowledgment of Resignation

The Home Federal Bank of Tennessee herby resigns

as Trustee of the Trusts created under the Team Health, Inc.

Supplemental Executive Retirement Plan and Equity Deferred Compensation Plan

By:	/s/ Dallas H. Osborne	11-23-04
Its:	HOME FEDERAL BANK	Date
Trust Department
Dallas H. Osborne
Vice President
Employee Benefits Manager

■ EMERGENCY MEDICINE	■ RADIOLOGY	■ ANESTHESIA	■ HOSPITALIST	■ CRITICAL CARE	■ PEDIATRICS

Custodial Agreement

THIS AGREEMENT made this 3rd day of December, 2004, by and among Team Health, Inc., a Tennessee corporation, (hereinafter referred to as “Company,” which term shall include all successors thereto which have adopted the Team Health, Inc. Non-Qualified Supplemental Executive Retirement Plan and the Team Health, Inc. Equity Deferred Compensation Plan (the “Plans”) and/or agreed to be bound by this Custodial Agreement) and Wachovia Bank, National Association as Custodian (hereinafter referred to as “Custodian”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plans for the benefit of its employees; and

WHEREAS, the Plans are not designed to constitute a tax-qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), but may remain subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, the Company maintains two trusts and has appointed The Trust Company of Knoxville                              (hereinafter referred to as the “Directed Trustee”) to hold and administer property contributed by the Company pursuant to the terms of the Plans and a duly executed trust agreement (hereinafter referred to as the “Trust Agreements”); and

WHEREAS, the Company maintains two trusts and has appointed USI Consulting Group                              (hereinafter referred to as the “Record keeper and Investment Advisor”) to serve as record keeper and investment advisor to the plans; and

WHEREAS, Company desires to establish a Custodial Account, as defined below, and appoint Custodian to hold a portion of the assets of the trust and to perform such functions as directed by the Directed Trustee;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed by and between the Company and the Custodian as follows:

ARTICLE I - ESTABLISHMENT OF THE CUSTODIAL ACCOUNT

1.1 The Company hereby establishes with the Custodian an account consisting of such sums of money or property as shall from time to time be paid to the Custodian under the Plan, and such earnings, profits, increments, additions and appreciation thereto and thereon as may accrue from time to time. All such sums of money, all investments made therewith or proceeds thereof, and all earnings, profits, increments, appreciation and additions thereto and thereon, less the payments which shall have been made by the Custodian, as authorized herein, to carry out the Plans, are referred to herein as the “Custodial Account”.

1.2 The Custodian shall not be responsible for the collection of any funds required by the Plans to be paid by the Company to the Custodian.

1.3 It shall be the duty of the Custodian hereunder:

(a) To hold, and administer the Custodial Account pursuant to the direction of the Directed Trustee, and

(b) From time to time, on the written direction of the Record keeper (which has been appointed as the agent of the Trustee and/or Company for this purpose) to make disbursements out of the Custodial Account to such persons, in such manner, in such amounts, and for such purposes as may be specified in such written direction. The Custodian shall be under no liability for any disbursement made by it pursuant to such a direction.

1.4 Custodian may refuse to accept any property which it deems, in its sole discretion, to be unsuitable.

ARTICLE II - INVESTMENT OF THE CUSTODIAL ACCOUNT

2.1 The Custodian shall invest and reinvest the principal and income of the Custodial Account pursuant to the written, telephone or computer generated direction of the Directed Trustee, a duly authorized “Investment Manager” (within the meaning of Section 3(38) of ERISA), or a Plan Participant and keep the same invested without distinction between principal and income. The Custodian shall not be responsible for, nor make any determination regarding, the prudence of such investment or reinvestment.

2.2 The Custodian shall have the following powers in addition to the powers customarily vested in Custodians by law and in no way in derogation thereof:

(a) With any cash at any time held by it, to purchase or subscribe for any authorized investment, and to retain such authorized investment in trust;

(b) To sell for cash or on credit, convert, redeem, exchange for another authorized investment, or otherwise dispose of, any authorized investment at any time held by it;

(c) To retain uninvested all or any part of the Custodial Account;

(d) To purchase authorized investments at a premium or discount;

(e) To employ suitable agents, actuaries, accountants, investment advisors or managers and counsel and to pay their reasonable expenses and compensation;

(f) To cause any investment in the Custodial Account to be registered in, or transferred into, its name as Custodian or the name of its nominee or nominees or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Custodian shall at all times show that all such investments are part of the Custodial Account;

(g) To do all acts which it may deem necessary or proper and to exercise any and all powers of the Custodian under this Agreement upon such terms and conditions which it may deem are for the best interests of the Custodial Account; and

(h) To make disbursements from the Custodial Account in amounts and in the manner as directed by the Record keeper, Directed Trustee or Company; provided, however, that the Custodian shall have no responsibility to ascertain whether such direction complies within the terms of the Plan or the Trust Agreement.

2.3 “Authorized Investment” as used in this Article II shall mean bonds, debentures, notes, or other evidences of indebtedness; stocks (regardless of class), or other evidences of ownership in any corporation, mutual investment fund, common or collective trust fund, pooled investment fund, investment company, association, or business trust; life insurance; retirement income or annuity contracts; and real and personal property of all kinds, including leaseholds on improved and unimproved real estate. The Plan permits investment in stock of the Company (referred to herein as “Company Stock”). Therefore, obligations or securities of the Company shall not be excluded from the term “authorized investments,” provided, however, that this provision shall not be construed as purporting to exempt employer securities (or employer real estate) from any limitation on investment imposed thereon by federal statute. Authorized investments shall not be limited to that class of investment which are defined as legal investments for trust funds under the law of the State of North Carolina.

2.4 The Custodian shall not have the power, nor shall it accept authorization, to vote or exercise any right appurtenant to Company Stock.

ARTICLE III - ACCOUNTS TO BE KEPT AND RENDERED BY THE CUSTODIAN

3.1 The Custodian shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, including such specific records as shall be required by law and such additional records as may be agreed upon in writing between the Company and/or Directed Trustee and Custodian. In compiling such information with respect to any investment which does not have a readily ascertainable market value, including but not limited to Company Stock, Custodian shall be entitled to rely on the Company’s or the Directed Trustee’s determination of value and shall have no duty to verify the accuracy of the Trustee’s determination. All accounts, books and records relating thereto shall be open to inspection and audit by any person or persons designated by the Company or Trustee at all reasonable times.

3.2 Within ninety (90) days following the close of each year of the Plan or the receipt of the Company’s contribution for such year, whichever is the latter, the Custodian shall file with the Directed Trustee a written account, setting forth all investments, receipts and disbursements, and other transactions effected by it during such year of the Plan including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such year of the Plan. Neither the Company, the Directed Trustee nor any other person shall have the right to demand or to be entitled to any further or different accounting by the Custodian, except as may be required by statute or by regulations published by federal government agencies with respect to reporting and disclosure.

3.3 Upon the expiration of ninety (90) days following the date of filing such annual or other accounting, the Custodian shall be forever released and discharged from any liability or accountability to anyone as respects the propriety of its acts or transactions shown in such account, except with respect to any acts or transactions as to which the Company or the Directed Trustee shall set forth in a written statement claiming negligence or willful misconduct or lack of good faith on the part of the Custodian which is filed with the Custodian during such ninety (90) day period.

ARTICLE IV - THE CUSTODIAN

4.1 The Custodian accepts the Custodial Account hereby created and agrees to perform the duties hereby required by it, subject, however, to the following conditions:

(a) The Custodian shall incur no liability to anyone for any action taken pursuant to a direction, request or approval given by the Company, the Directed Trustee, a Plan Participant or any other party to whom authority to give such directions, requests or approvals is delegated under the Plan or the Trust Agreement.

(b) The Custodian shall receive as compensation for its services such amounts as may be agreed upon at the time of execution of this Agreement, subject to change at any time and from time to time by agreement between the Company and the Custodian. Except as otherwise provided herein, the Custodian’s compensation and any other proper expense of the Custodian for the Custodial Account (unless payable out of the Custodial Account) including all real and personal property taxes, income taxes, transfer taxes, and other taxes of any and all kinds whatsoever shall be paid by the Company; provided, however, that Custodian shall be authorized, but not obligated, to charge such compensation and expenses against the Custodial Account.

(c) The Custodian shall not be answerable for any action taken pursuant to any direction, consent, request, or other paper or document on the belief that the same is genuine if such direction, consent, request or other paper or document relates to a matter with respect to which the purported initiator or signatory has authority under the Plan or Trust Agreement.

(d) The Custodian shall be indemnified and held harmless by the Company against any actions, claims demands, losses, damage or expenses of any kind (including attorney’s fees), or liabilities (referred to collectively as “Claims”) which it or any of its agents, employees, nominees, or affiliated organizations may at any time sustain or incur hereunder.

4.2 The Custodian acting hereunder may resign at any time by giving 30 days written notice to the Company. The Company may terminate Custodian at any time by giving 60 days written notice to the Custodian. The above notwithstanding, resignation or termination may be made at any time upon mutual consent of the parties. Upon the effective date of such resignation or termination (or upon the date on which there is no longer any property of the Plan held under the Custodial Account, if earlier), Custodian shall be forever released and discharged from any liability or accountability to anyone with respect to its actions as Custodian.

4.3 Irrespective of the extent or scope of ERISA’s applicability to the Plan, the Custodian (i) shall not act, nor be under any obligation to act absent direction of the Company or the Directed Trustee, (ii) shall not be a “Fiduciary” as that term is defined in Section 3(21) of ERISA, and (iii) shall in no event be required or authorized to exercise any powers which would cause Custodian to be deemed a Fiduciary.

ARTICLE V - AMENDMENTS TO CUSTODIAL AGREEMENT -

DISCONTINUANCE OF PLAN

5.1 The provisions of this Custodial Agreement may be amended at any time and from time to time upon mutual agreement between the Company and the Custodian provided that, except to the extent not in contravention of applicable law:

(a) No such amendment shall be effective unless the Custodial Agreement, as so amended, continues to operate for the exclusive benefit of the employees of the Company and their respective beneficiaries.

(b) No such amendment shall operate to deprive a Participant of any rights or benefits irrevocably vested under the Plan or Trust Agreement prior to such amendment.

(c) Each such amendment shall be effective when adopted by the Board of Directors of Company and accepted by the Custodian.

ARTICLE VI - MISCELLANEOUS PROVISIONS

6.1 Any person dealing with the Custodian may rely upon a copy of this Agreement and any amendments thereto, certified to be a true and correct copy by any officer of the Custodian.

6.2 Other than as provided in Section 4.1 hereof, in no circumstances, whether upon amendment or termination of this Agreement, or otherwise, shall any part of the Custodial Account be used for or diverted to any purposes other than the exclusive benefit of employees of the Company who are Participants under the Plan, or their beneficiaries unless specifically permitted under applicable law.

6.3 The term “Plan” whenever used herein shall mean the Plan as amended from time to time, and the Company will cause a copy of any amendment or a copy of the Plan, as amended, revised or changed, in any way and from time to time to be delivered to the Custodian.

6.4 The term “Trust Agreement” whenever used herein shall mean the Trust Agreement as amended from time to time, and the Company will cause a copy of any amendment, or a copy of the Trust Agreement, as amended, revised or changed, in any way and from time to time to be delivered to the Custodian.

6.5 Upon any change in the Directed Trustee, or the Investment Manager, the Company shall advise the Custodian in writing thereof, and the Custodian shall be fully protected in assuming that there has been no change until so advised by the Company.

6.6 This Agreement shall be binding on any and all successors to the Directed Trustee and the Company.

6.7 This Agreement shall be construed, enforced and regulated under federal law, and to the extent (if any) not preempted thereby, under the laws of the State of North Carolina.

6.8 Additional Custodian Services. The parties agree that the Custodian shall also provide the following services: (I) as directed by Authorized Persons, (a) process and pay (by mailing checks or by direct deposit) lump sum and periodic benefit distributions, (b) make other payments from the Account on behalf of Plans to any person, including (but not limited to) any Plan participant or beneficiary, and (c) make payment within 24 hours of the Custodian’s receipt in good order of payment request, (II) withhold from each distribution, and timely deposit with Internal Revenue Service (“IRS”) and appropriate state and local governmental entities, all income taxes required to be collected and withheld by the Custodian from distributions, and prepare and timely file with the IRS and appropriate state and local governmental entities, any returns or reports required with respect to distributions and other payments from Plans and/or the collection and deposit of taxes, including, e.g., IRS Forms 1099-R and 945, and (III) provide statements as needed listing distributions made and withholdings filed (such reports to be transmitted electronically for each Plan’s quarterly reporting period).

6.9 Patriot Act Compliance. The Company will take whatever action the Custodian may reasonably request to assist the Custodian to comply with anti-terrorism or anti-money laundering requirements, including, without limitation, those set out in the USA Patriot Act of 2001, executive orders of the President of the United States, and regulations of the Office of Foreign Asset Control. By way of example, each time that a participant joins the Company shall assure that such party is not listed on any list prepared by the Office of Foreign Asset Control or any other written list delivered by the Custodian to the Company as someone with whom the Custodian is prohibited by law from transacting business (a “Prohibited Party”). The Company’s acceptance of a party into a plan as a participant shall constitute the Company’s representation and warranty to the Custodian that such participant is not a Prohibited Party. At any time that the Plan learns that a participant is a Prohibited Party, the Plan shall immediately notify the Custodian. In connection with such obligations, the Company agrees to provide the information requested in Schedule A hereto. Information provided on such Schedule A is used to help meet federal “Know Your Customer” guidelines, and will be reviewed for authentication purposes.

6.10 Transition. The Company agrees to reasonably cooperate with the Custodian during the transition process which cooperation would include, by way of example, reasonable adjustments to the effective dates of the Custodian’s commencement of services and acceptance of roles hereunder to the extent necessary to ensure a smooth integration process.

6.11 DCX Agreement. The Company hereby terminates the DCX Agreement effective as of December 3, 2004 and the parties agree that a copy of this provision if provided to any other parties under the DCX Agreement shall constitute the Company’s notice of termination thereof.

IN WITNESS WHEREOF, the Company and the Custodian have caused this Agreement to be executed and their respective corporate seals to be hereunto affixed and attested as of the day and year first above written.

Wachovia Bank, National Association		Plan Sponsor

By:		By:	/s/ Lisa Courtney
Title:		Title:	Corp VP HR

Directed Trustee

By:	/s/ Daniel K. Carter
Title:	Vice President

Schedule B

Committee Designation/Authorized Persons Form

The Plan Sponsor and the Recordkeeper represent that each is authorized to appoint the Authorized Persons as its Agents, and has appointed them with the full authority to open accounts, request loans and distributions and otherwise effect transactions in investments for the Plan. The Plan Sponsor and the Recordkeeper agree that the Authorized Persons are so authorized until the Recordkeeper and the Plan Sponsor provide Wachovia with written termination of this appointment of the Authorized Persons. Wachovia may, without inquiry, act only on the instructions of ANY PERSON(S) purporting to be an Authorized Person as named herein, and Wachovia shall not be liable for any claims, expenses (including legal fees) or losses resulting from Wachovia’s having acted upon any instruction reasonably believed to be properly authorized and genuine.

Name:	Daniel K. Carter	Signature:	/s/ Daniel K. Carter
Company:	The Trust Company of Knoxville
Title:	Vice President

Name:	Terrie Stevens	Signature:	/s/ Terrie Stevens
Company:	Team Health, Inc.
Title:	Benefits Manager

Name:	Lisa Courtney	Signature:	/s/ Lisa Courtney
Company:	Team Health, Inc.
Title:	VP Human Resources

Name:		Signature:
Company:
Title:

Wachovia is to be notified immediately of changes in Authorized Persons.

PLAN SPONSOR		USI CONSULTING GROUP, INC.

By:	/s/ Lisa Courtney	By:
Title:	Corp VP HR	Title:
Date:	3/3/2005	Date: